Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004


May 30, 2008


The Advisors' Inner Circle Fund II
101 Federal Street
Boston, MA 02110

Re: Opinion of Counsel regarding Post-Effective Amendment No. 76 to the Registration STATEMENT FILED ON FORM N-1A UNDER THE SECURITIES ACT
        OF 1933 (FILE NO. 33-50718)
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Ladies and Gentlemen:

We have acted as counsel to The Advisors' Inner Circle Fund II, a voluntary association (the "Trust"), in connection with the above-referenced registration statement (as amended, the "Registration Statement") which relates to the Trust's units of beneficial interest, with no par value per share (collectively, the "Shares") of the Hancock Horizon Treasury Securities Money Market Fund, Hancock Horizon Prime Money Market Fund, Hancock Horizon Strategic Income Bond Fund, Hancock HorizonValue Fund, Hancock Horizon Growth Fund, Hancock Horizon Burkenroad Fund, SmartGrowth (R) Lipper(R) Optimal Conservative Index Fund, SmartGrowth (R) Lipper(R) Optimal Moderate Index Fund and SmartGrowth (R) Lipper(R) Optimal Growth Index Fund (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 76 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

         (a) a certificate of the Commonwealth of Massachusetts as to the existence of the Trust;

         (b) the Amended and Restated Agreement and Declaration of Trust for the Trust (the "Declaration of Trust");

         (c) a certificate executed by Carolyn Mead, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

         (d)      a printer's proof of the Amendment.


In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Funds. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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